THIRD AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company (the “Company”), a New York life insurance company, Neuberger Berman Advisers Management Trust (the “Fund”), an open-end management investment company organized under the laws of Delaware and Neuberger Berman BD LLC (the “Distributor”), a limited liability company organized under the laws of Delaware, entered into a certain participation agreement dated August 6, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of              , 20    , by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the name of the Company changed from AXA Equitable Life Insurance Company to Equitable Financial Life Insurance Company;

WHEREAS, the Parties wish to add Equitable Financial Life Insurance Company of America (“Equitable America”) to the Agreement;

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.	Equitable America is hereby added as a Party to the Agreement; and

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Managing Director
Date:	12/11/2020 | 12:35 PM EST

The Company:
Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Senior Vice President
Date:	12/11/2020 | 12:35 PM EST

The Fund:
Neuberger Berman Advisers Management Trust

By:
Print Name:	Brian Kerrane
Title:	Managing Director
Date:	December 14, 2020

The Distributor:
Neuberger Berman BD LLC

By:
Print Name:	Brian Kerrane
Title:	Managing Director
Date:	December 14, 2020

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Separate Account A	All Contracts
Separate Account FP	All Contracts
Separate Account I	All Contracts
Separate Account 45	All Contracts
Separate Account 49	All Contracts
Separate Account 65	All Contracts
Separate Account 66	All Contracts
Separate Account 70	All Contracts
Separate Account 206	All Contracts
Separate Account 301	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account 70A	All Contracts

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